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                                                                    EXHIBIT 10.4



                    AMENDED AND RESTATED RETENTION AGREEMENT


         This Amended and Restated Retention Agreement ("Retention Agreement") is effective as of July 21, 2001 by and between Allied Riser Operations Corporation, (the "Company"), a Delaware corporation with its principal place of business at 1700 Pacific Avenue, Dallas, Texas 75201, and Terri L. Compton, an individual residing in Tarrant County, Texas ("Executive"). Terms not otherwise defined herein shall have the meaning ascribed in the Employment Agreement.

                                    RECITALS:

         A. Executive and the Company are parties to that certain Employment Agreement dated as of November 1, 2000;

         B. Effective May 24, 2001, as in inducement to Executive's continued employment with the Company, Executive and the Company entered into an agreement to amend the Employment Agreement ("May Retention Agreement"), pursuant to which the Company agreed to make certain payments to Executive on each of July 21, 2001 and September 21, 2001 if Executive remained an employee of the Company on such dates;

         C. Effective July 21, 2001, as a further inducement to Executive's continued employment with the Company, Executive and the Company entered into a further amendment of the Employment Agreement and the May Retention Agreement ("Amended Retention Agreement"); and

         D. The parties desire to further amend the terms of the Employment Agreement, the May Retention Agreement, and the Amended Retention Agreement and enter into this Amended and Restated Retention Agreement to reflect their understanding and agreement.

         NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:

1. Retention Compensation. In lieu of (x) the retention and bonus payments and severance identified in the May Retention Agreement and the Amended Retention Agreement, (y) the severance identified in the Employment Agreement, and (z) the Company's previously announced performance bonus plan for 2001, the Company will pay Executive the following amounts ("Retention Compensation"):

         (a) an amount equal to 75% of Executive's annual base salary as of July 21, 2001, payable in 12 equal installments on each regularly scheduled payroll date between July 21, 2001 and December 31, 2001; and

         (b) an amount equal to 75% of Executive's annual base salary as of July 21, 2001, payable in seven equal installments on each regularly scheduled payroll date between October 5, 2001 and December 31, 2001.


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2.       Performance Incentive Bonus. In addition to any other compensation provided for herein and in the Employment Agreement, and based upon achievement of milestone objectives established by the Board of Directors of the Company, the Company shall pay Executive $187,800, in seven equal installments (the "Performance Incentive Bonus") on each regularly scheduled payroll date between October 5, 2001 and December 31, 2001.

3. Terms and Conditions of Payment. The Company shall pay Executive the Retention Compensation and the Performance Incentive Bonus in accordance with the following terms and conditions:

         a. Each installment of Retention Compensation and Performance Incentive Bonus will be made on regularly scheduled paydays and will be subject to applicable withholdings.

         b. Each installment of Retention Compensation and Performance Incentive Bonus will be paid only if Executive is not, on such payday, subject to a performance improvement plan or disciplinary action.

         c. Executive will forfeit all unpaid installments of Retention Compensation and Performance Incentive Bonus if Executive voluntarily terminates her employment prior to a payday, or if Executive is involuntarily terminated for cause (as defined in the Employment Agreement).

         d. If Executive is terminated for any reason other than cause on or before December 31, 2001, Executive will receive a final, adjusted installment of Retention Compensation and Performance Incentive Bonus no later than on the next payroll date following Executive's termination, in an amount equal to the greater of the following (less applicable withholdings):

                  (i) The sum of the Retention Compensation and the Performance Incentive Bonus, less any installments of Retention Compensation and Performance Incentive Bonus previously paid to Executive; or

                  (ii) The amount of severance provided in the Employment Agreement, less any installments of Retention Compensation and Performance Incentive Bonus previously paid to Executive.

4. Performance Pool Bonus. In addition to the Retention Compensation and the Performance Incentive Bonus set forth above, Executive may be eligible to receive additional amounts based upon achievement of milestone objectives established by the Board of Directors of the Company to be allocated from the pool established on July 12, 2001 by the Board of Directors (any such amounts, a "Performance Pool Bonus"). The amount of the Performance Pool Bonus will be determined by the CEO of the Company, and Executive must be employed by the Company at the time of such determination in order to receive a Performance Pool Bonus.

5. Change of Control. In the event that an agreement is signed prior to October 31, 2001 that results in a Change of Control, Executive may receive, at the option of Executive,



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         either (i) the severance payment set forth in the Employment Agreement or (ii) a Performance Pool Bonus in an amount determined by the CEO of the Company, subject to, as of the effective date of the change of Control, (x) relinquishment by Executive of all outstanding stock options granted to Executive and (y) execution by Executive of a release in form reasonably satisfactory to the Company. For purposes of this Retention Agreement, a Change of Control shall mean any of the following events: (i) a sale or transfer to an unaffiliated third party of the power to elect a majority of the members of the Board of Directors of the Company or its sole stockholder, Allied Riser Communications Corporation ("ARCC"), (ii) a sale to an unaffiliated third party of substantially all of the assets of the Company or ARCC,
         (iii) a merger or other consolidation transaction with an unaffiliated third party following which the ability to elect a majority of the members of the Board of Directors of the Company or ARCC or a majority of the voting power of the surviving corporation is not held by the pre-transaction stockholder group.

6. No Repayment or Forfeiture. Upon payment of an installment of Retention Compensation and Performance Incentive Bonus or payment of a Performance Pool Bonus, no amount of Retention Compensation, Performance Incentive Bonus, or Performance Pool Bonus so paid is subject to repayment or forfeiture by Executive.

7. Survival of Employment Agreement. Unless expressly amended herein, all provisions of the Employment Agreement remain in full force and effect. The May Retention Agreement and the Amended Retention Agreement are hereby terminated and replaced in their entirety by this Retention Agreement and of no further force and effect. This Retention Agreement is the sole agreement between the parties regarding its subject matter. No prior agreement, statement or writing may be used to alter, amend or add to the terms herein, except to the extent that the Employment Agreement has been expressly incorporated herein by reference



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         IN WITNESS WHEREOF, the parties hereto have executed this Retention
Agreement as of the date first written above.





                                    ALLIED RISER OPERATIONS CORPORATION



                                    By: /s/ GERALD K. DINSMORE
                                        ---------------------------------------
                                    Name:  Gerald K. Dinsmore
                                    Title: President and Chief Executive Officer



                                    /s/ TERRI L. COMPTON
                                    -------------------------------------------
                                    Terri L. Compton